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                                                                   EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 27, 2003, relating to the financial statements and financial highlights which appears in the May 31, 2003 Annual Report to Shareholders of Tax-Free Money Fund (one of the portfolios constituting INVESCO Money Market Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003